UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2022
BOSTON PROPERTIES, INC.
BOSTON PROPERTIES LIMITED PARTNERSHIP
(Exact Name of Registrants As Specified in its Charter)

Boston Properties, Inc.	Delaware	1-13087	04-2473675
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Boston Properties Limited Partnership	Delaware	0-50209	04-3372948
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Boylston Street, Suite 1900, Boston, Massachusetts 02199
(Address of Principal Executive Offices) (Zip Code)
(617) 236-3300
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Boston Properties, Inc.	Common Stock, par value $0.01 per share	BXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Boston Properties, Inc.:
Emerging growth company ☐

Boston Properties Limited Partnership:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Boston Properties, Inc. ☐         Boston Properties Limited Partnership ☐

Item 8.01.    Other Events.
On November 17, 2022, Boston Properties Limited Partnership (the “Partnership”), the operating partnership of Boston Properties, Inc. (the “Company”), completed the issuance and sale of $750.0 million aggregate principal amount of the Partnership’s 6.750% Senior Notes due 2027 (the “Notes”) pursuant to an underwriting agreement dated November 7, 2022 (the “Underwriting Agreement”), by and among the Partnership and BofA Securities, Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as managers of the several underwriters named in Schedule II thereto (the “Underwriters”), whereby the Partnership agreed to sell and the Underwriters agreed to purchase from the Partnership, subject to and upon the terms and conditions set forth in the Underwriting Agreement, the Notes.
The net proceeds to the Partnership from the sale of the Notes, after deducting underwriting discounts and estimated transaction expenses, are estimated to be approximately $743.5 million. The Partnership intends to allocate an amount equal to the net proceeds from the offering to the financing and refinancing of recently completed and future eligible green projects (as such term is defined in the Prospectus Supplement, defined below) in the United States. Pending such allocation, the Partnership intends to use the net proceeds from the offering for the repayment of debt, including borrowings outstanding under the Partnership’s $1.5 billion unsecured revolving credit facility, funding development and redevelopment projects or other investment opportunities and for other uses. Pending such uses, the Partnership may invest the net proceeds in short-term, interest-bearing deposit accounts. Net proceeds allocated to previously incurred costs associated with eligible green projects will be available for the repayment of debt and other uses.
The Notes were issued under the indenture, dated as of December 13, 2002, between the Partnership and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly known as The Bank of New York), as supplemented by Supplemental Indenture No. 24 (“Supplemental Indenture No. 24”) dated as of November 17, 2022.
The offer and sale of the Notes were registered with the Securities and Exchange Commission (the “Commission”) pursuant to a registration statement on Form S-3 (File No. 333-238607-01) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The material terms of the Notes are described in a prospectus supplement filed by the Partnership with the Commission on November 7, 2022 (the “Prospectus Supplement”) pursuant to Rule 424(b)(5) under the Securities Act.
Copies of the Underwriting Agreement, Supplemental Indenture No. 24 and the form of the Notes are attached hereto as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement, Supplemental Indenture No. 24 and the form of the Notes.
Additionally, in connection with the filing of the Underwriting Agreement, the Partnership is filing the opinion and consent of its counsel, Goodwin Procter LLP, regarding the legality of the securities being registered as Exhibits 5.1 and 23.1 hereto, respectively, which are incorporated by reference into the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
*1.1
Underwriting Agreement, dated November 7, 2022, by and among Boston Properties Limited Partnership and BofA Securities, Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as managers of the several underwriters named in Schedule II thereto.

*4.1	Supplemental Indenture No. 24, dated as of November 17, 2022, between Boston Properties Limited Partnership and The Bank of New York Mellon Trust Company, N.A., as Trustee.
*4.2	Form of 6.750% Senior Notes due 2027 (attached as Exhibit A to Supplemental Indenture No. 24 filed as Exhibit 4.1 hereto).
*5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.
*23.1	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference).
*101.SCH	Inline XBRL Taxonomy Extension Schema Document.
*101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
*101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
*101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
*104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*).
______________
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

By:	/s/ MICHAEL E. LABELLE
Michael E. LaBelle
Executive Vice President, Chief Financial Officer
and Treasurer

BOSTON PROPERTIES LIMITED PARTNERSHIP
By: Boston Properties, Inc., its General Partner

By:	/s/ MICHAEL E. LABELLE
Michael E. LaBelle
Executive Vice President, Chief Financial Officer
and Treasurer

Date: November 17, 2022